Exhibit 10.7

GUARANTEE AND COLLATERAL AGREEMENT

MADE BY

JOE’S JEANS SUBSIDIARY INC.,

JOE’S JEANS INC.

JOE’S JEANS RETAIL SUBSIDIARY, INC.

INNOVO WEST SALES, INC.

HUDSON CLOTHING HOLDINGS, INC.

HUDSON CLOTHING, LLC

HC ACQUISITION HOLDINGS, INC.

IN FAVOR OF

GARRISON LOAN AGENCY SERVICES LLC,
AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

DATED AS OF SEPTEMBER 30, 2013

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6.2.	Duty of Collateral Agent	41
6.3.	Authority of Collateral Agent	41

SECTION 7. MISCELLANEOUS		41
7.1.	Amendments in Writing	41
7.2.	Notices	41
7.3.	No Waiver by Course of Conduct; Cumulative Remedies	41
7.4.	Enforcement Expenses; Indemnification	42
7.5.	Successors and Assigns	42
7.6.	Set-Off	42
7.7.	Counterparts	43
7.8.	Severability	43
7.9.	Section Headings	43
7.10.	Integration	43
7.11.	GOVERNING LAW	43
7.12.	Submission To Jurisdiction; Waivers	43
7.13.	Acknowledgements	44
7.14.	Additional Grantors	44
7.15.	Releases	44
7.16.	WAIVER OF JURY TRIAL	45
7.17.	Intercreditor Agreement	45

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SCHEDULES

Schedule 4.1	Grantor Information
Schedule 4.2	Equipment and Inventory
Schedule 4.4	Investment Related Property
Schedule 4.5	Material Agreements
Schedule 4.6	Letter of Credit Rights
Schedule 4.7	Intellectual Property
Schedule 4.8	Commercial Tort Claims

EXHIBITS

Exhibit A	Form of Guarantee and Collateral Agreement Supplement
Exhibit B	Form of Assumption Agreement
Exhibit C	Form of Trademark, Patent or Copyright Security Agreement

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GUARANTEE AND COLLATERAL AGREEMENT

Guarantee and Collateral Agreement, dated as of September 30, 2013, made by each of JOE’S JEANS INC., a Delaware corporation (“Parent”), JOE’S JEANS SUBSIDIARY, INC., a Delaware subsidiary (“Joe’s Subsidiary”), HUDSON CLOTHING, LLC, a California limited liability company (“Hudson” and together with Joe’s Subsidiary, each individually, a “Borrower” and collectively, the “Borrowers”), JOE’S JEANS RETAIL SUBSIDIARY, INC., a Delaware corporation (“Joe’s Retail Subsidiary”), HUDSON CLOTHING HOLDINGS, INC., a Delaware corporation (“Hudson Holdings”), INNOVO WEST SALES, INC., a Texas corporation (“Innovo West”), HC ACQUISITION HOLDINGS INC., a Delaware corporation (“HC Acquisition” and together with Joe’s Inc., Joe’s Subsidiary, Joe’s Retail Subsidiary, Hudson Holdings, Innovo West, Hudson and any other entity that may become a party hereto as provided herein, individually, each a “Grantor” and collectively, the “Grantors”), in favor of GARRISON LOAN AGENCY SERVICES LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Term Loan Credit Agreement, dated as of September 30, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among each Grantor, GARRISON LOAN AGENCY SERVICES LLC, as Administrative Agent, Collateral Agent, Syndication Agent and Documentation Agent, and the Lenders and (ii) the other Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Agents for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.  DEFINED TERMS

1.1.                            Definitions.  (a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Chattel Paper, Documents, General Intangibles, Health-Care Insurance Receivables, Instruments, Letter of Credit Rights, Money, Records and Supporting Obligations.

(b)                                 The following terms shall have the following meanings:

“Account Debtor”: each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Additional Grantor”: Any Grantor that becomes a party to this Agreement by executing an Assumption Agreement in the form of Exhibit B hereto.

“Administrative Agent”: as defined in the preamble.

“Administrative Borrower”: as defined in the preamble.

“Agents”: as defined in the preamble.

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Borrower Obligations”: with respect to the Borrowers, (a) all unpaid principal of and accrued and unpaid interest on the Loans (including interest that accrues or that would accrue but for the filing of a bankruptcy case or similar proceeding by a Grantor, whether or not such interest would be an allowable claim under any applicable bankruptcy or other similar proceeding, and other obligations accruing or arising after commencement of any case under any bankruptcy or similar laws by or against any Grantor (or that would accrue or arise but for the commencement of any such case)); (b) the Borrowers’ liabilities to the Agents under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which either Agent, on behalf of the Lenders, may make or issue to others for the account of any Borrower, the Agents’ acceptance of drafts or the Agents’ endorsement of notes or other instruments for any Borrower’s account and benefit; and (c) and all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Grantors to the Lenders or to any Lender, the Agents or any indemnified party arising under the Loan Documents.

“Borrowers”: as defined in the preamble.

“Closing Date”: September 30, 2013.

“Collateral”: as defined in Section 3.

“Collateral Access Agreement”: as defined in Section 4.2(b).

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 5.9.

“Collateral Agent”: as defined in the preamble.

“Collateral Bring-Down Date”: (i) with respect to any Grantor or all Grantors party hereto on the Closing Date, as of the Closing Date, (ii) with respect to any Person hereafter becoming a Grantor pursuant to a Guarantee and Collateral Supplement, the date of such Guarantee and Collateral Supplement, or (iii) with respect to any Grantor or all Grantors then a party hereto, each date that a Perfection Certificate is required to be delivered, or is elected to be delivered, to Administrative Agent under the Credit Agreement.

“Collateral Records”: all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support”: all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims”: all “commercial tort claims” as defined in Article 9 of the New York UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts”: all “commodity accounts” as defined in Article 9 of the New York UCC including, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).

“Copyrights”: (i) all United States and foreign copyrights (including copyrights in databases and software)), whether registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world, all registrations and applications therefor, including, without limitation, any of the foregoing referred to on Schedule 4.7 (as such schedule may be amended or supplemented from time to time), and all rights corresponding thereto through-out the world, (ii) all extensions and renewals of the foregoing, (iii) the right to sue for past, present and future infringement or other violations of any of the foregoing, and (iv) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Credit Agreement”: as defined in the preamble hereto.

“Deposit Accounts”: all “deposit accounts” as defined in Article 9 of the New York UCC, including, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).

“Equipment”: (i) all “equipment” as defined in Article 9 of the New York UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the New York UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“Excluded Equity”: means any voting stock in excess of 65% of the outstanding voting stock of any Foreign Subsidiary consistent with Section 5.11(b) of the Credit Agreement.  For the purposes of this definition, “voting stock” means, with respect to any foreign Subsidiary, the issued and outstanding shares of each class of Capital Stock of such foreign Subsidiary entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property”: as defined in Section 3.

“Fair Labor Standards Act”: The Fair Labor Standards Act (29 U.S.C. § 201 et seq.), as amended.

“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“General Intangibles”: (i) all “general intangibles” as defined in Article 9 of the New York UCC, including “payment intangibles” also as defined in Article 9 of the New York UCC and (ii) without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the New York UCC).

“Goods”: all “goods” as defined in Article 9 of the New York UCC, including, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the New York UCC).

“Grantors”: as defined in the preamble hereto.

“Guarantee and Collateral Agreement Supplement”: The Guarantee and Collateral Agreement Supplement, together with all supplements to schedules thereto, substantially in the form of Exhibit A attached hereto.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor to any Agent or any Lender which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document, to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees or indemnities or reasonable out-of-pocket costs or expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Agents or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”: the collective reference to each Grantor in its capacity as a guarantor pursuant to Section 2.

“Insurance”: the collective reference to (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Patents, Trademarks, Trade Secrets, mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act ) Internet Domain Names, rights of publicity and privacy (i.e., the right to use names, likenesses, voices, biographical and other identifying information of real persons), intangible rights in software and databases not otherwise included in the foregoing, and all rights to sue at law or in equity for any past, present or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Licenses”: all agreements pursuant to which any Grantor receives or grants any right in, to, or under any Intellectual Property, including but not limited to, the right to manufacture, use, sell, perform, reproduce, distribute, display, modify and otherwise exploit Copyrighted materials, Patented processes, devices or designs, or Trademarks, or an interest or participation in the revenues generated by the licensing of Intellectual Property..

“Intellectual Property Registry”: The United States Patent and Trademark Office, the United States Copyright Office, any State intellectual property registry, or any similar office or agency in any other country or other political subdivision.

“Inventory”: (i) all “inventory” as defined in Article 9 of the New York UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the New York UCC).

“Investment Accounts”: the collective reference to Collateral Account, the Securities Accounts, the Commodities Accounts and the Deposit Accounts.

“Investment Related Property”: (i) all “investment property” (as such term is defined in Article 9 of the New York UCC) and (ii) all of the following (regardless of whether classified as investment property under the New York UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Issuers”: the collective reference to each issuer of any Pledged Stock.

“Lenders”: as defined in the preamble hereto.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: (i) in the case of each Borrower, its Borrower Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Parent”: as defined in the preamble hereto.

“Patents”: (i) all United States and foreign patents and applications for patents, including, but not limited to, any of the foregoing referred to on Schedule 4.7 (as such schedule may be amended from time to time), and all rights corresponding thereto throughout the world, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing; (iii) the right to sue for past, present, and future infringements of any of the foregoing, and (iv) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Permitted Sales”: sales of any assets permitted pursuant to Section 6.03 of the Credit Agreement.

“Pledged Debt”: all monetary obligations owed to any Grantor, including, without limitation, all Indebtedness described on Schedule 4.4 under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests”: all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests”: all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4 under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of any Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests”: all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4 under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of any Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock”: all shares of capital stock owned by any Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4 under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time pursuant to a Guarantee and Collateral Agreement Supplement), and the certificates, if any, representing such shares and any interest of any such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests”: all interests in a Delaware statutory trust or other trust including, without limitation, all trust interests listed on Schedule 4.4 under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of any Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds”: all “proceeds” as such term is defined in Article 9 of the New York UCC including, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

“Receivables”: all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of any Grantor’s rights in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records”: (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of a Grantor or any computer bureau or agent from time to time acting for a Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Secured Parties”: the collective reference to (i) the Agents, (ii) the Lenders and (iii) any Person indemnified under the Loan Documents

“Securities Accounts”: all “securities accounts” as defined in Article 8 of the New York UCC, including, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).

“Securities Entitlements”: all “securities entitlements” as defined in Article 8 of the New York UCC, including, without limitation, all of the securities entitlements listed on Schedule 4.4 under the heading “Securities Entitlements” (as such schedule may be amended or supplemented from time to time).

“Securities Act”: the Securities Act of 1933, as amended.

“Security Interest”: The security interest granted to the Collateral Agent under Section 3 hereof.

“Trademarks”: (i) all U.S., State and foreign trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, designs and general tangibles of a like nature, all registrations and recordings thereof, and all applications in connection therewith, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to on Schedule 4.7 (as such schedule may be amended or supplemented from time to time), and all rights corresponding thereto throughout the world, (ii) all of the goodwill of the business connected with the use of and symbolized by the foregoing; (iii) all extensions and renewals of the foregoing, (iv) the right to sue for past, present, and future infringements, dilution or other violation of any of the foregoing or for any injury to goodwill, and (v) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secrets”: (i) all trade secrets and all other confidential or proprietary information, methods, and know-how, whether or not such information has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such information, (ii) the right to sue for past, present and future misappropriation or other violation of any such information, and (iii) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC”: the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

1.2.                            Other Definitional Provisions.  (a)  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.  GUARANTEE

2.1.                            Guarantee.  (a)  Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors and permitted assigns, the prompt and complete payment and performance by (i) each Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations and (ii) each of the other Guarantors when due (whether at the stated maturity, by acceleration or otherwise) of their Guarantor Obligations (including, in each case, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)).

(b)                                 Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)                                  Each Guarantor agrees that the Borrower Obligations, either individually or collectively, may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)                                 The guarantee contained in this Section 2 shall remain in full force and effect until all of the Borrower Obligations and all of the Guarantor Obligations shall have been satisfied by indefeasible payment in full in cash (in each case, other than with respect to contingent indemnification obligations to the extent no claim has been asserted), and the Credit Agreement shall have been terminated.

(e)                                  No payment made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Agent or any Lender from any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations or the Guarantor Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or the Guarantor Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations or the Guarantor Obligations), remain liable for the Borrower Obligations and the Guarantor Obligations up to the maximum liability of such Guarantor hereunder until all of the Borrower Obligations and all of the Guarantor Obligations shall have been satisfied by indefeasible payment in full in cash (in each case, other than with respect to contingent indemnification obligations to the extent no claim has been asserted), and the Credit Agreement shall have been terminated.

2.2.                            Right of Contribution.  Each Guarantor hereby agrees that to the extent a Guarantor shall have paid more than its proportionate share of any payment made hereunder,

such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Agents and the Lenders, and each Guarantor shall remain liable to the Agents and the Lenders for the full amount guaranteed by such Guarantor hereunder.

2.3.                            No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Agent or any Lender for the payment of the Borrower Obligations or the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agents and the Lenders by the Borrowers on account of the Borrower Obligations, and all amounts owing to the Agents and the Lenders by any other Guarantor on account of the Guarantor Obligations, shall have been satisfied by indefeasible payment in full in cash (in each case, other than with respect to contingent indemnification obligations to the extent no claim has been asserted), and the Credit Agreement shall have been terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations and the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agents and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations and the Guarantor Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4.                            Amendments, etc. with respect to the Borrower Obligations and the Guarantor Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations or the Guarantor Obligations made by any Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations and the Guarantor Obligations continued, and the Borrower Obligations and the Guarantor Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or so many Lenders as may be required, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Agent or any Lender for the payment of the Borrower Obligations or the Guarantor Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Agents nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower

Obligations or the Guarantor Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5.                            Guarantees Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations or the Guarantor Obligations and notice of or proof of reliance by any Agent or Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations and the Guarantor Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2 and all dealings between the Borrowers and any of the Guarantors, on the one hand, and the Agents and Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or any of the Guarantors with respect to the Borrower Obligations and the Guarantor Obligations, (b) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other Guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (c) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor (other than final payment in full of the Obligations) including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor; (d) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (e) any defense based upon any Secured Party’s errors or omissions in the administration of the Obligations, except behavior which amounts to gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order; (f) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (g) except as agreed to in the Loan Documents, notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in this Section 2 and any right to consent to any thereof; (h) any defenses (other than final payment in full of the Obligations) or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof; and (i) to the extent not prohibited by law, any right to revoke this guarantee as to future transactions giving rise to any Guarantor Obligations.

Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or the Guarantor Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Agent or Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against any Agent or Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Borrower Obligations or of such Guarantor for the Guarantor Obligations under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Agent or Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or the Guarantor Obligations or any right of offset with respect thereto, and any failure by any Agent or Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Agent or Lender against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Each Guarantor agrees that (a) this Guaranty is a guaranty of payment when due and not of collectability, (b) this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety and (c) Administrative Agent may enforce this guaranty upon the occurrence of and during the continuance of an Event of Default notwithstanding the existence of any dispute between any Borrower and any Secured Party with respect to the existence of such Event of Default.  So long as any Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

2.6.                            Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or the Guarantor Obligations is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7.                            Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office specified in Section 2.19 of the Credit Agreement.

2.8.                            Financial Condition of Borrowers.  The Loans may be made to Borrowers (or any of them) or continued from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrowers (or any of them) at the time of any such grant or continuation, as the case may be.  No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrowers (or any of them).  Each Guarantor has adequate means to obtain information from Borrowers on a continuing basis concerning the financial condition of Borrowers and their respective ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guarantor Obligations.  Each Guarantor hereby waives and relinquishes, to the extent not prohibited by law, any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of Borrowers (or any of them) now known or hereafter known by any Secured Party.

SECTION 3.  GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in and continuing lien on, all of such Grantor’s right, title and interest in, to and under all personal property (other than Excluded Property, as defined below) of such Grantor including, but not limited to the following, in each case now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)                                 all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all Documents;

(d)                                 all General Intangibles, including, without limitation, all Intellectual Property and Intellectual Property Licenses;

(e)                                  all Goods;

(f)                                   all Instruments;

(g)                                  all Insurance;

(h)                                 all Investment Related Property;

(i)                                     all Letter of Credit Rights;

(j)                                    all Money;

(k)                                 all Commercial Tort Claims;

(l)                                     all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(m)                             all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any of the following property (the “Excluded Property”): (a) Excluded Equity; (b) property to the extent that such grant of a security interest is prohibited by any rule of law, statute or regulation, requires a consent not obtained of any government, governmental body or official or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such rule of law, statute or regulation or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; and (c) any Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), whereupon such Trademark application will be deemed automatically included in the Collateral, to the extent that granting the Security Interest in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application.

SECTION 4.  REPRESENTATIONS AND WARRANTIES AND COVENANTS

4.1.                            Generally.

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Collateral Bring-Down Date, that:

(i)                                     it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than Permitted Encumbrances;

(ii)                                  it has indicated on Schedule 4.1 (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is, and for the one-year period preceding the date hereof has been, located;

(iii)                               the full legal name of such Grantor is as set forth on Schedule 4.1 (as such schedule may be amended or supplemented from time to time) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1 (as such schedule may be amended or supplemented from time to time);

(iv)                              except as provided on Schedule 4.1 (as such schedule may be amended or supplemented from time to time), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v)                                 it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated, other than the agreements identified on Schedule 4.1 hereof (as such schedule may be amended or supplemented from time to time);

(vi)                              with respect to each agreement identified on Schedule 4.1 (as such schedule may be amended or supplemented from time to time), it has indicated on such schedule the information required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

(vii)                           upon (A) the filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1 (as such schedule may be amended or supplemented from time to time), (B) upon delivery to Collateral Agent (and its continued possession) of all Collateral constituting Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt, (C) upon sufficient identification of Commercial Tort Claims of each Grantor, (D) the execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Deposit Account, (E) the consent of the issuer with respect to Letter of Credit Rights and (F) to the extent not subject to Article 9 of the UCC or preempted by United States federal law, the recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable Intellectual Property Registries, the Security Interest will constitute a valid and perfected first priority Lien (subject in the case of priority only to Permitted Encumbrances and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral;

(viii)                        all actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(ix)                              other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing, intellectual property mortgages, security agreements or collateral assignments, or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Encumbrances;

(x)                                 no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either: (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

(xi)                              all information supplied by such Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(xii)                           none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);

(xiii)                        it does not own any “as extracted collateral” (as defined in the New York UCC) or any timber to be cut; and

(xiv)                       such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1 (as such schedule may be amended or supplemented from time to time) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1 (as such schedule may be amended or supplemented from time to time) and remains duly existing as such.  Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Encumbrances, and such Grantor shall defend its title to the Collateral against all Persons at any time claiming any interest therein;

(ii)                                  it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(iii)                               it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Guarantee and Collateral Agreement Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iv)                              if the Collateral Agent or any Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, it shall use such value for such purposes and such Grantor further agrees that repayment of any Obligation shall apply on a “first-in, first-out” basis so that the portion of the value used to acquire rights in any Collateral shall be paid in the chronological order such Grantor acquired rights therein;

(v)                                 it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

(vi)                              upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may have a Material Adverse Effect on the value of the Collateral or any portion thereof having a value in excess of $250,000, the ability of any Grantor or the Collateral Agent to dispose of the Collateral or any portion thereof having a value in excess of $250,000, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof having a value in excess of $250,000;

(vii)                           it shall not take or permit any action which could impair the Collateral Agent’s rights in the Collateral; and

(viii)                        it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except by means of Permitted Sales.

4.2.                            Equipment and Inventory.

(a)                                 Representations and Warranties.  Each Grantor represents and warrants, on the Closing Date and on each Collateral Bring-Down Date, that:

(i)                                     all of the Equipment and Inventory included in the Collateral is kept only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time);

(ii)                                  any Goods produced by any Grantor included in the Collateral have been produced in compliance with the requirements of the Fair Labor Standards Act; and

(iii)                               except as specified on Schedule 4.2, none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Article 7 of the UCC) therefor or otherwise in the possession of a consignee, bailee or a warehouseman.

(iv)                              There are no contracts to which Grantor is a party, including, but not limited to Intellectual Property Licenses, that would impair the Collateral Agent’s exercise of remedies with respect to Inventory and Equipment.

(b)                                 Covenants and Agreements.  Each Grantor covenants and agrees that:

(i)                                     it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in the locations specified on Schedule 4.2 (as such schedule may be amended or supplemented from time to time) unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Guarantee and Collateral Agreement Supplement, at least thirty (30) days prior to any change in locations, identifying such new locations and providing such other information and documentation in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory (including delivery to the Collateral Agent of an executed Collateral Access Agreement with respect to any new leased location);

(ii)                                  it shall keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor’s cost therefor and (where applicable) the current list prices for the Inventory, in each case, in reasonable detail;

(iii)                               it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent;

(iv)                              if any Equipment or Inventory is in possession or control of any third party or is otherwise located at a location owned by a third party, each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and obtaining an acknowledgment and agreement from such third party in form and substance satisfactory to the Collateral Agent that such third party is holding such Equipment and

Inventory for the benefit of the Collateral Agent and that the Collateral Agent shall be granted reasonable access thereto (a “Collateral Access Agreement”);

(v)                                 any Goods now or hereafter produced by any Grantor included in the Collateral shall be produced in compliance with the requirements of the Fair Labor Standards Act; and

(vi)                              with respect to any item of Inventory or Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of the Collateral Agent, (A) provide information with respect to any such Inventory or Equipment, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to the Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Inventory or Equipment covered thereby.

4.3.                            Receivables.

(a)                                 Representations and Warranties.  Each Grantor represents and warrants, on the Closing Date and on each Collateral Bring-Down Date, that:

(i)                                     each Receivable (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms, (c) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (d) is and will be in compliance with all applicable laws, whether federal, state, local or foreign;

(ii)                                  none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign, except to extent in compliance with clause (m) of the definition of Eligible Accounts under the Credit Agreement.  No Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained;

(iii)                               no Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.3(c); and

(iv)                              each Grantor has delivered to the Collateral Agent a complete and correct copy of each standard form of document under which a Receivable may arise.

(b)                                 Covenants and Agreements: Each Grantor hereby covenants and agrees that:

(i)                                     it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

(ii)                                  it shall mark conspicuously, in form and manner reasonably satisfactory to the Collateral Agent, all Chattel Paper, Instruments and other evidence of Receivables (other than any delivered to the Collateral Agent as provided herein), as well as the Receivables Records with an appropriate reference to the fact that the Collateral Agent has a security interest therein;

(iii)                               it shall perform in all material respects all of its obligations with respect to the Receivables;

(iv)                              it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a Material Adverse Effect on the value of such Receivable as Collateral.  Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof, and except as otherwise provided in subsection (v) below, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

(v)                                 except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent may deem necessary or advisable.  Notwithstanding the foregoing, the Collateral Agent shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(vi)                              it shall use its best commercial efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

(c)                                  Delivery and Control of Receivables.  With respect to any Receivables that are evidenced by, or constitute, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein.  With respect to any Receivables which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein.  Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent.

4.4.                            Investment Related Property.

4.4.1.                  Investment Related Property Generally.

(a)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to the Collateral Agent a completed Guarantee and Collateral Agreement Supplement, reflecting such new Investment Related Property and all other Investment Related Property.  Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

(ii)                                  except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such

Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest, in each case, to the extent permitted pursuant to the Credit Agreement; and

(iii)                               each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent.

(b)                                 Delivery and Control.

(i)                                     Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b)(i) and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b)(i) immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Collateral Agent.  With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Article 8 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC.  With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an uncertificated securities control agreement, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.

(c)                                  Voting and Distributions.

(i)                                     So long as no Event of Default shall have occurred and be continuing:

(1)                                 except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any material part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided no Grantor shall exercise or refrain from exercising any such right if such action would have a Material Adverse Effect on the value of the Investment Related Property or any material part thereof; and provided further, such Grantor shall give the

Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Equity Interests for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 4.4.1(c)(i)(1), and no notice of any such voting or consent need be given to the Collateral Agent;

(2)                                 the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above; and

(3)                                 upon the occurrence and during the continuation of an Event of Default:

(A)                               all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B)                               in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) the each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.1.

4.4.2.                  Pledged Equity Interests.

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Collateral Bring-Down Date, that:

(i)                                     Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock”, “Pledged LLC Interests”, “Pledged Partnership Interests” and “Pledged Trust Interests”, respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii)                                  except as set forth on Schedule 4.4 (as such schedule may be amended or supplemented from time to time), it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years;

(iii)                               it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Encumbrances and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or rights that require the sale or exchange of, any Pledged Equity Interests;

(iv)                              without limiting the generality of Section 4.1(a)(x), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(v)                                 none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and

(vi)                              except as specified on Schedule 4.4, all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the UCC, provided, that with respect to the Pledged LLC Interests of Hudson, Grantors agree to comply with the requirements set forth in the Post-Closing Agreement regarding the certification of such Pledged LLC Interests as securities.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, operating agreement, certificate of formation, certificate of incorporation, by-laws or other organizational documents in any way that materially adversely changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any material default under or breach of any terms of the organizational document of the issuer of any Pledged Equity Interest or the terms of any material Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC (it being understood that the Collateral Agent has provided its written consent to the Pledged LLC Interests of Hudson being caused to be treated as securities for purposes of the UCC in accordance with the Post-Closing Agreement; provided however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action described in this clause (e) (whether with or without such consent of the Collateral Agent), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof;

(ii)                                  it shall comply with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property, except where the failure to so enforce would not have a material and adverse effect on the value of such Investment Related Property;

(iii)                               without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate (other than a merger or consolidation among one or more Loan Parties to the extent permitted by, and in accordance with, the Credit Agreement) unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests (other than Excluded Equity) of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; and

(iv)                              it consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3.                  Pledged Debt.

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and each Collateral Bring-Down Date, that Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by such Grantor (including all issued and outstanding intercompany Indebtedness) and, to Grantor’s knowledge, all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that it shall notify the Collateral Agent of any default under any Pledged Debt that has caused or could reasonably be expected to cause, either in any individual case or in the aggregate, a Material Adverse Effect.

4.4.4.                  Investment Accounts.

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and each Collateral Bring-Down Date, that:

(i)                                     Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which such Grantor has an interest.  Each Grantor is the sole entitlement holder of each such Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant thereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;

(ii)                                  Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which such Grantor has an interest.  Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant thereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

(iii)                               such Grantor has taken all actions necessary, including those specified in Section 4.4.4(c), to: (a) establish Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Related Property constituting certificated securities, uncertificated securities, Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the New York UCC); (b) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the New York UCC) over all Deposit Accounts; and (c) deliver all Instruments to the Collateral Agent.

(b)                                 Covenant and Agreement.  Each Grantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that it shall not close or terminate any Investment Account without the prior consent of the Collateral Agent and unless a successor or replacement account has been established with the consent of the Collateral Agent with respect to which successor or replacement account a control agreement has been entered into by the appropriate Grantor, Collateral Agent and securities intermediary or depository institution at which such successor or replacement account is to be maintained in accordance with the provisions of Section 4.4.4(c).

(c)                                  Delivery and Control.

(i)                                     With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into a securities account control agreement pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor.  With respect to any Investment Related Property that is a “Deposit Account,” it shall cause the depositary institution maintaining such account to enter into a deposit account control agreement, pursuant to which the Collateral Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the New York UCC) over such Deposit Account.  Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the Closing Date, as of or prior to the Closing Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.

(ii)                                  In addition to the foregoing, if any issuer of any Investment Related Property (other than Excluded Equity) is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.  After the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent and, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

4.5.                            Material Agreements.

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Collateral Bring-Down Date, that no Material Agreement prohibits assignment or requires consent of or notice to any Person in connection with the Security Interest, except such as has been given or made.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     in addition to any rights under Section 4.3 of this Agreement relating to Receivables, the Collateral Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Agreement of the security interest of the Collateral

Agent therein.  In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Agreements directly to the Collateral Agent;

(ii)                                  it shall deliver promptly to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Material Agreement;

(iii)                               it shall deliver promptly to the Collateral Agent, and in any event within ten (10) Business Days, after (1) any Material Agreement of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (2) any new Material Agreement is entered into by such Grantor, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Collateral Agent (to the extent such delivery is permitted by the terms of any such Material Agreement, provided no prohibition on delivery shall be effective if it were bargained for by such Grantor with the intent of avoiding compliance with this Section 4.5(b)(iii)), and an explanation of any actions being taken with respect thereto;

(iv)                              it shall perform in all material respects all of its obligations with respect to the Material Agreements;

(v)                                 it shall promptly and diligently exercise each material right (except the right of termination and where the failure to exercise any such right could not have a Material Adverse Effect) it may have under any Material Agreement and any related Supporting Obligation or Collateral Support, in each case, at its own expense and, in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent may deem necessary or advisable;

(vi)                              it shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Agreement;

(vii)                           it shall use its best efforts to prohibit anti-assignment provisions in any Material Agreements on a going-forward basis; and

(viii)                        it shall not enter into any Intellectual Property License which prevents the exercise of remedies by the Collateral Agent with respect to any Inventory or Equipment covered by such Intellectual Property License.

4.6.                Letter of Credit Rights.

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Collateral Bring-Down Date, that:

(i)                                     all material letters of credit to which such Grantor has rights are listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time) hereto; and

(ii)                                  it has obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the Collateral Agent.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising to which such Grantor has rights it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a completed Guarantee and Collateral Agreement Supplement, identifying such letters of credit.

4.7.                            Intellectual Property.

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Collateral Bring-Down Date, that:

(i)                                     Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all registrations and applications for Patents, Trademarks, and Copyrights owned by each Grantor filed or issued by any Intellectual Property Registry and (ii) all Intellectual Property Licenses under which a Grantor is the licensee which are either material to the business of Grantor or relate to any material portion of a Grantor’s Inventory.  None of such Intellectual Property Licenses are likely to be construed as an assignment of the licensed Intellectual Property to Grantor;

(ii)                                  except as set forth in Schedule 4.7, such Grantor is the sole owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 4.7 (as such schedule may be amended or supplemented from time to time), and all registrations and applications for such Intellectual Property are standing in the name of such Grantor.

(iii)                               except as set forth in Schedule 4.7, such Grantor owns or has the valid right to use all Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, except for Permitted Encumbrances;

(iv)                              all Intellectual Property owned by such Grantor (including, but not limited to the items on Schedule 4.7, as such Schedule may be amended and supplemented from time to time) is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each registration and application of Intellectual Property in full force and effect;

(v)                                 all Intellectual Property owned by such Grantor, and, to the best of Grantor’s knowledge, licensed to such Grantor: (i) is valid and enforceable; (ii) no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity or enforceablity of, or such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property and (iii) except as identified on Schedule 4.7, no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened;

(vi)                              no Intellectual Property owned by or licensed to such Grantor has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7;

(vii)                           such Grantor has been using statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrighted material;

(viii)                        such Grantor has taken all actions necessary to insure that all licensees of Trademarks owned by such Grantor use consistent standards of quality as directed by Grantor in connection with its licensed products and services;

(ix)                              except as set forth on Schedule 4.7, the conduct of the Grantor’s business, and the use of any Intellectual Property by Grantor, does not infringe upon, dilute, misappropriate, or otherwise violate any Intellectual Property owned or controlled by a third party, and no such claim (including any invitation to license) has been made that remains outstanding, to such effect;

(x)                                 except as set forth on Schedule 4.7, no third party is, to the best of such Grantor’s knowledge, infringing, diluting, misappropriating, or otherwise violating the Intellectual Property owned or used by such Grantor, and no such claim (including any invitation to license) has been made that remains outstanding, to such effect; and

(xi)                              except as set forth on Schedule 4.7, no settlement or consents, covenants not to sue, nonassertion assurances, or releases to which such Grantor is bound adversely affect its rights to own or use any Intellectual Property.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that it shall:

(i)                                     not do any act or omit to do any act whereby any of the Intellectual Property owned or used by Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or the Security Interest therein would be adversely affected,

(ii)                                  maintain the level of the quality of products sold and services rendered under any Trademarks at a level, consistent with reasonable business judgment, at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall take all steps necessary to control the quality of goods and services offered by its Trademark licensees;

(iii)                               promptly notify the Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that is material to the business of such Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in any Intellectual Property Registry or any court;

(iv)                              take all reasonable steps in the applicable Intellectual Property Registry to pursue any application and maintain any registration of Intellectual Property owned by such Grantor including, but not limited to, those items on Schedule 4.7 (as such schedule may be amended or supplemented from time to time), provided, that at any time that the Copyright of the Grantors set forth on Schedule 4.7 with registration number VA0001826183 is no longer the subject of any litigation or dispute, Grantors shall not be required to maintain the registration related thereto;

(v)                                 in the event that any Intellectual Property owned by or exclusively licensed to such Grantor is infringed, diluted, misappropriated, or otherwise violated by a third party, such Grantor shall promptly take all reasonable actions to stop the same and enforce its rights in such Intellectual Property, including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(vi)                              report to the Collateral Agent (i) the filing of any application to register a copyright no later than thirty (30) days after such filing occurs (ii) the filing of any application to register any Intellectual Property with any other Intellectual Property Registry and the issuance thereof no later than ninety (90) days after such filing or issuance occurs and, in each case, simultaneously delivering to the Collateral Agent a supplemental Trademark, Patent or Copyright Security Agreement, as applicable, substantially in the form of Exhibit C attached hereto, together with all schedules thereto.  In addition, such Grantor hereby authorizes the Collateral Agent to modify this Agreement by amending Schedule 4.7 and will cooperate with the Agent in effecting any such amendment to include any new item of Intellectual Property included in the Collateral;

(vii)                           promptly upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent any document or instrument required to acknowledge, confirm, register, record, or perfect the Security Interest in any part of the Intellectual Property owned by such Grantor, provided, that no filing in the Intellectual Property Registries shall be required to be made to perfect the Security Interest with respect to the Copyright of the Grantors with registration number VA0001826183;

(viii)                        not execute, file, or authorize the filing of any financing statement or other document or instruments, except financing statements or other documents or instruments filed (or to be filed) in favor of the Collateral Agent and such Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to Intellectual Property, except for Permitted Encumbrances;

(ix)                              take all steps reasonably necessary to protect the secrecy of all Trade Secrets material to its business; and

(x)                                 use statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, appropriate notice of copyright in connection with the publication of Copyrighted materials, and legends or markings applicable to other Intellectual Property.

4.8.                            Commercial Tort Claims.

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Collateral Bring-Down Date, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim hereafter arising it shall deliver to the Collateral Agent a completed Guarantee and Collateral Agreement Supplement, identifying such new Commercial Tort Claims.

4.9.                            Further Assurances.  Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)                                     permit, and hereby authorizes, Collateral Agent to file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby;

(ii)                                  take all actions necessary to ensure the recordation of appropriate evidence of the Security Interest in the applicable Collateral granted hereunder with any Intellectual Property Registry in which said Intellectual Property is registered or in which an application for registration is pending;

(iii)                               at any reasonable time, upon request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent; and

(iv)                              at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any material part of the Collateral.

(b)                                 Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable under applicable law to perfect the Security Interest in the Collateral.  Such financing statements may describe the Collateral in the same manner as described herein or may describe such Collateral as “all assets” or “all assets now owned or hereafter acquired.”  Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

SECTION 5.  REMEDIAL PROVISIONS

5.1.                            Generally.

(a)                                 If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)                                     require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)                                  enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)                               prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate;

(iv)                              without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(v)                                 bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise to enforce any Account, contractual right or Intellectual Property.

(b)                                 The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as Collateral Agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 5 will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing giving rise to the Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section 5 shall in any way alter the rights of the Collateral Agent hereunder.

(c)                                  The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral.  The Collateral Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)                                 The Collateral Agent shall have no obligation to marshal any of the Collateral.

5.2.                            Sales on Credit.  If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to the Obligations.  In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

5.3.                            Deposit Accounts.  If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.

5.4.                            Investment Related Property.  (a)  Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.1(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity Interests paid in the normal course of business of the relevant issuer and consistent with past practice, to the extent permitted in the Credit Agreement, to pay and declare dividends and distributions to the extent permitted by the Credit Agreement and to exercise all voting, corporate (or limited liability company or partnership, as applicable) or other rights with respect to the Pledged Equity Interests; provided however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)                                 If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Equity Interests and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (ii) any or all of the Pledged Equity Interests shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Equity Interests at any meeting of shareholders, members, partners or other interest holders of the relevant issuer or issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Equity Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Equity Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each issuer of any Pledged Equity Interests pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Equity Interests directly to the Collateral Agent.

(d)                                 Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property constituting securities conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire such Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including with respect to Investment

Related Property constituting securities a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and with respect to Investment Related Property constituting securities no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Equity Interests to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in, if applicable, exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

5.5.                            Intellectual Property.

(a)                                 Anything contained herein to the contrary notwithstanding, following the occurrence and during the continuation of an Event of Default:

(i)                                     the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property included in the Collateral, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall reimburse and indemnify the Collateral Agent in connection with the exercise of its rights under this Section in accordance with the Credit Agreement;

(ii)                                  upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property which comprises the Collateral and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)                               each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, such Intellectual Property; and

(iv)          the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property which comprises the Collateral, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.

5.6.         Grantor’s Personnel.  Upon written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of an Event of Default and for so long as such Event of Default shall be continuing as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with any Intellectual Property included in the Collateral, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default;

5.7.         Notification to Account Debtors.  The Collateral Agent shall have the right to notify, or require each Grantor to notify, any Account Debtors with respect to amounts due or to become due to such Grantor in respect of any Collateral, of the existence of the Security Interest, to direct such Account Debtors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  Grantor shall not adjust, settle or compromise the amount or payment of any such amount, or release wholly or partly any Account Debtor with respect thereto or allow any credit or discount thereon.

5.8.         Reassignment of Undisposed Collateral.  If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Collateral shall have been previously made and shall have become absolute and effective, and (iv) the Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof (including , but not limited to by way of any Intellectual Property License granted by, or at the direction of, the Collateral Agent) that may have been made by the Collateral Agent; provided that after giving effect to such reassignment, the Security Interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect;

and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

5.9.         Grant of License to Collateral Agent.  Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 5 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, worldwide, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, or otherwise operate under, license or sublicense, any Intellectual Property now owned by or licensed to, or hereafter acquired by or licensed to such Grantor, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks.  The foregoing license shall include access to all media in which any of the applicable intellectual property may be recorded, processed or stored and all computer programs related thereto.

5.10.       Proceeds to be Turned Over To Collateral Agent.  If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a collateral account maintained under its sole dominion and control (such account, the “Collateral Account”).  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.10.

5.11.       Application of Proceeds.  At such intervals as may be agreed upon by the Borrowers and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantees set forth in Section 2, in payment of the Obligations in the order set forth in Section 7.03 of the Credit Agreement.

5.12.       Registration Rights.  (a)  If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests constituting securities pursuant to Section 5.4, and if in the opinion of the Collateral Agent it is necessary or advisable to have such Pledged Equity Interests, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register such Pledged Equity Interests, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Pledged Equity Interests, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all such Pledged Equity Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of such Pledged Equity Interests for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(c)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Section 5.11 valid and binding and in compliance with any and all other applicable requirements of law.

5.13.       Deficiency.  Each Grantor shall remain jointly and severally liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations.

SECTION 6.  THE COLLATERAL AGENT

6.1.         Collateral Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the

Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)          execute, in connection with any sale provided for in Section 5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (6) license, sublicense, or assign any Intellectual Property on such terms and conditions, and in such manner, as the Collateral Agent shall determine appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the default rate at which interest would then be payable on past due Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2.         Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent and the Lenders hereunder are solely to protect the Collateral Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Lender to exercise any such powers.  The Collateral Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3.         Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7.  MISCELLANEOUS

7.1.         Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.03 of the Credit Agreement.

7.2.         Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement.

7.3.         No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Agents nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Agent or Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Agent or Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Agent or Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4.         Enforcement Expenses; Indemnification.  (a)  Each Guarantor agrees to pay or reimburse each Agent and Lender and the Collateral Agent for all its reasonable out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2, or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Agent (without duplication) and of counsel to each Lender.

(b)           Each Guarantor agrees to pay, and to save the Agents and Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Guarantor agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 9.04 of the Credit Agreement.

(d)           The agreements in this Section 7.4 shall survive repayment of the Obligations.

7.5.         Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agents and Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agents.

7.6.         Set-Off.  Each Grantor hereby irrevocably authorizes each Agent and Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by or owing to such Agent or Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Agent or Lender may elect, against and on account of the obligations and liabilities of such Grantor to such Agent or Lender hereunder and claims of every nature and description of such Agent or Lender against such

Grantor, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, as such Agent or Lender may elect, whether or not any Agent or Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The applicable Agent or Lender shall notify such Grantor promptly of any such set-off and the application made by such Agent or Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Agents and Lenders under this Section 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agents and Lenders may have.

7.7.         Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.8.         Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9.         Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.10.       Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

7.11.       GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW 5-1401.

7.12.       Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor to the address referred to in Section 7.2;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.13.       Acknowledgements.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)           neither the Collateral Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

7.14.       Additional Grantors.  Each new Subsidiary of the Borrowers that is formed or acquired after the Closing Date and is required to become a party to this Agreement pursuant to Section 5.11 of the Credit Agreement shall become a Grantor (and a Guarantor) for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Exhibit B hereto.

7.15.       Releases.  (a)  At such time as all of the Borrower Obligations and all of the Guarantor Obligations shall have been satisfied by indefeasible payment in full in cash (in each case, other than with respect to contingent indemnification obligations to the extent no claim has been asserted), and the Credit Agreement shall have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)           If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Administrative Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Administrative Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Administrative Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

7.16.       WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.17.       Intercreditor Agreement.  Notwithstanding anything herein to the contrary, each of (i) the obligations of the Grantors under this Agreement, (ii) the Lien and security interest granted to the Collateral Agent pursuant to this Agreement (including priority thereof), (iii) the release of Collateral from the Lien granted and created hereby and (iv) the exercise of any right or remedy by Collateral Agent hereunder are, in each case, subject to the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.  In furtherance of the foregoing, notwithstanding anything to the contrary set forth herein, prior to the payment in full of the Revolving Loan Obligations to the extent that any Grantor is required to give physical possession or control (within the meaning of the UCC) over any Collateral (other than the Term Loan Priority Collateral) to Agent under this Agreement or the other Loan Documents, such requirement to give possession or control (within the meaning of the UCC) shall be satisfied if such Collateral is delivered to and held by the Revolving Loan Agent pursuant to the Intercreditor Agreement and such action shall be deemed satisfied to the extent undertaken with respect to the Revolving Loan Agent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

JOE’S JEANS INC.,
a Delaware corporation

By:	\s\ Marc B. Crossman
Name:	Marc B. Crossman
Title:	President & CEO

JOE’S JEANS SUBSIDIARY, INC.,
a Delaware corporation

By:	\s\ Marc B. Crossman
Name:	Marc B. Crossman
Title:	CEO

HUDSON CLOTHING HOLDINGS, INC.,
a Delaware corporation

By:	\s\ Peter Kim
Name:	Peter Kim
Title:	CEO

JOE’S JEANS RETAIL SUBSIDIARY, INC.,
a California corporation

By:	\s\ Marc B. Crossman
Name:	Marc B. Crossman
Title:	President & CEO

INNOVO WEST SALES, INC.,
a Texas corporation

By:	\s\ Marc B. Crossman
Name:	Marc B. Crossman
Title:	President & CEO

[SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT]

HC ACQUISITION HOLDINGS, INC.,
a Delaware corporation

By:	\s\ Peter Kim
Name:	Peter Kim
Title:	CEO

HUDSON CLOTHING, LLC,
a California limited liability company

By:	\s\ Peter Kim
Name:	Peter Kim
Title:	CEO

[SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT]

EXHIBIT A
TO
GUARANTEE AND COLLATERAL AGREEMENT

FORM OF GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT

This Guarantee and Collateral Agreement Supplement, dated as of                            , 2013 (together with all schedules hereto, the “Guarantee and Collateral Agreement Supplement”), is delivered pursuant to the Guarantee and Collateral Agreement referred to below.  All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Guarantee and Collateral Agreement.

The undersigned hereby agrees that this Guarantee and Collateral Agreement Supplement may be attached to that certain Guarantee and Collateral Agreement, dated as of September 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), by and among JOE’S JEANS INC. (“Parent”), JOE’S JEANS SUBSIDIARY INC. (the “Administrative Borrower”), JOE’S JEANS RETAIL SUBSIDIARY, INC., HUDSON CLOTHING HOLDINGS, INC., INNOVO WEST SALES, INC., HC ACQUISITION HOLDINGS, INC., and HUDSON CLOTHING, LLC, and GARRISON LOAN AGENCY SERVICES LLC, as Administrative Agent and Collateral Agent for the Lenders.

The information listed on Schedule I to this Guarantee and Collateral Agreement Supplement shall supplement the existing Schedule [4.1] [4.2] [4.4] [4.5] [4.6] [4.7] [4.8].  [The newly acquired collateral listed on Schedule I to this Guarantee and Collateral Agreement Supplement shall be and become a part of the Collateral referred to in said Guarantee and Collateral Agreement and shall secure all Obligations.]

The undersigned hereby certifies that, after giving effect to this Guarantee and Collateral Agreement Supplement, the representations and warranties in Section 4 of the Guarantee and Collateral Agreement are and continue to be true and correct.

[NAME OF GRANTOR]

By:
Title:

Exhibit A - 1

SCHEDULE I TO
GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT

[TO BE COMPLETED BY GRANTOR]

Schedule I - 1

EXHIBIT B

TO
GUARANTEE AND COLLATERAL AGREEMENT

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of                            , 20    , made by                                                              (the “Additional Grantor”), in favor of GARRISON LOAN AGENCY SERVICES LLC, as Administrative Agent and Collateral Agent (the “Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, JOE’S JEANS INC. (“Parent”), JOE’S JEANS SUBSIDIARY, INC. (the “Administrative Borrower”), and certain of Parent’s domestic Subsidiaries party thereto (together with the Administrative Borrower, the “Borrowers”), the Lenders party thereto and Agent have entered into a Term Loan Credit Agreement, dated as of September 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Parent, Borrowers and certain of their affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of September 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.             Guarantee and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor [and Guarantor] thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, (a) hereby expressly assumes all obligations and liabilities of a Grantor thereunder and (b) hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all of the Additional Grantor’s right, title and interest in and to all Collateral to secure all Obligations of every Grantor in each case whether now or hereafter existing.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct

Exhibit B- 1

on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.             Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW 5-1401.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit B- 2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Exhibit B- 3

EXHIBIT C TO
GUARANTEE AND COLLATERAL AGREEMENT

FORM OF [TRADEMARK][PATENT][COPYRIGHT] SECURITY AGREEMENT

[TRADEMARK][PATENT][COPYRIGHT] SECURITY AGREEMENT, dated as of                      , 20    , by and between [GRANTOR], a                    [corporation][limited liability company] (“Grantor”), in favor of GARRISON LOAN AGENCY SERVICES LLC in its capacity as Administrative Agent and Collateral Agent for Lenders (“Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Term Loan Credit Agreement dated as of September 30, 2013 by and among Grantor, the other Persons named therein as Loan Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits or schedules thereto, as from time to time amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have agreed to make the Loans for the benefit of Grantors and the other Loan Parties;

WHEREAS, Agent and Lenders are willing to make the Loans as provided for in the Credit Agreement, but only upon the condition, among others, that Grantor and the other Loan Parties shall have executed and delivered to Agent, for itself and the ratable benefit of Lenders, that certain Guarantee and Collateral Agreement dated as of September 30, 2013 (including all annexes, exhibits or schedules thereto, as from time to time amended, amended and restated, supplemented or otherwise modified, the “Collateral Agreement”);

WHEREAS, pursuant to the Collateral Agreement, Grantor is required to execute and deliver to Agent, for itself and the ratable benefit of Lenders, this [Trademark][Patent] [Copyright] Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

1.             DEFINED TERMS.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

2.             GRANT OF SECURITY INTEREST IN [TRADEMARK][PATENT] [COPYRIGHT] COLLATERAL.  Grantor hereby grants to Agent, on behalf of itself and Lenders, a continuing security interest in all of Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “[Trademark][Patent] [Copyright]Collateral”):

(a)           all of its [Trademarks and Trademark licenses][Patents and Patent licenses][Copyrights and Copyright licenses] to which it is a party including those referred to on Schedule I hereto;

(b)           all reissues, continuations or extensions of the foregoing;

Exhibit C- 1

(c)           all goodwill of the business connected with the use of, and symbolized by, [each Trademark and each Trademark license][each Patent and each Patent license][each Copyright and each Copyright license]; and

(d)           all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any [Trademark or Trademark licensed under any Trademark License][Patent or Patent licensed under any Patent License][Copyright or Copyright licensed under any Copyright License] or (ii) injury to the goodwill associated with any [Trademark or Trademark licensed under any Trademark License][Patent or Patent licensed under any Patent License][Copyright or Copyright licensed under any Copyright License].

3.             SECURITY AGREEMENT.  The security interests granted pursuant to this [Trademark][Patent][Copyright] Security Agreement are granted in conjunction with the security interests granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Agreement.  Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the [Trademark][Patent][Copyright] Collateral made and granted hereby are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

4.             GOVERNING LAW.  The validity, interpretation and enforcement of this [Trademark][Patent][Copyright] Security Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

5.             INTERCREDITOR AGREEMENT.  Notwithstanding anything herein to the contrary, each of (i) the obligations of Grantor under this [Trademark][Patent][Copyright] Security Agreement, (ii) the security interest granted to Agent pursuant to this [Trademark][Patent][Copyright] Security Agreement (including priority thereof), (iii) the release of Trademark Collateral from the security interest granted and created hereby and (iv) the exercise of any right or remedy by Agent hereunder are, in each case, subject to the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this [Trademark][Patent][Copyright] Security Agreement, the provisions of the Intercreditor Agreement shall control.

6.             COUNTERPARTS.  This [Trademark][Patent][Copyright] Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this [Trademark][Patent][Copyright] Security Agreement by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this [Trademark][Patent][Copyright] Security Agreement.  Any party delivering an executed counterpart of this [Trademark][Patent][Copyright] Security Agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this [Trademark][Patent][Copyright] Security Agreement.

[Signature Page Follows]

Exhibit C- 2

IN WITNESS WHEREOF, Grantor has caused this [Trademark][Patent] [Copyright]Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

GARRISON LOAN AGENCY SERVICES LLC, as Agent

By:
Name:
Title:

Exhibit C- 3

ACKNOWLEDGMENT OF GRANTOR

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK )

On this          day of                     , 20    , before me personally appeared                                       , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of [GRANTOR], who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation

Notary Public

Exhibit C- 4

SCHEDULE I
TO
[TRADEMARK][PATENT][COPYRIGHT] SECURITY AGREEMENT

[TRADEMARK][PATENT][COPYRIGHT] (with Application/Registration numbers, as applicable)

[TRADEMARK][PATENT] [COPYRIGHT]	COUNTRY	REG. NO.	REG. DATE

[TRADEMARK][PATENT][COPYRIGHT] APPLICATIONS

[TRADEMARK][PATENT][COPYRIGHT] LICENSES  [To be completed by Grantor]

NAME OF AGREEMENT	PARTIES	DATE OF AGREEMENT

Exhibit C- 5